SCANA

                               1426 MAIN STREET

                        COLUMBIA, SOUTH CAROLINA  29201

                                MARCH 17, 1995



To the Stockholders of SCANA Corporation:

     We extend to you a cordial invitation to attend the 1995 Annual Meeting of Stockholders to be held on Thursday, April 27, 1995, at 10:00 A.M., Eastern Daylight Time. The meeting will be held in the Ballroom of the Embassy Suites Hotel, 200 Stoneridge Drive, Columbia, South Carolina. The matters to be acted upon at the meeting are set forth in the formal notice on the following page. At the meeting, we will report on the Company's progress, plans and prospects, and respond to your questions and comments.
     At the 1994 Annual Meeting of Stockholders, 86.1% of the Common Stock was represented in person or by proxy. Though this response was gratifying, we would like to have an even greater representation at the 1995 meeting. Therefore, whether you own one share or many, it is important that you date, sign and return your proxy as soon as possible. The prompt return of your proxy will reduce follow-up work with its attendant expense to the Company.

                                        Sincerely,
                                        s/Lawrence M. Gressette, Jr.
                                        LAWRENCE M. GRESSETTE, JR.
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                               SCANA CORPORATION

                               1426 MAIN STREET
                       COLUMBIA, SOUTH CAROLINA  29201

                   Notice of Annual Meeting of Stockholders

To the Stockholders:

     The Annual Meeting of Stockholders of SCANA Corporation (the "Company") will be held on Thursday, April 27, 1995, at 10:00 A.M., Eastern Daylight Time, in the Ballroom of the Embassy Suites Hotel, 200 Stoneridge Drive, Columbia, South Carolina. The matters to be considered and acted on by the stockholders at this meeting are as follows:

     1.  The election of six Class II Directors;

     2. The appointment of independent public accountants to audit the books of the Company for the year ending December 31, 1995; and

     3. The transaction of such other business as may legally come before the meeting.

     Details of the matters to be acted on by the stockholders are set forth in the following Proxy Statement which is hereby incorporated as a part of this notice of meeting.
     All holders of issued and outstanding common stock of the Company of record at the close of business on March 10, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                     By Order of the Board of Directors

                                     s/Kevin B. Marsh
                                     KEVIN B. MARSH, Secretary

March 17, 1995

                               SCANA CORPORATION
                               1426 MAIN STREET
                        COLUMBIA, SOUTH CAROLINA  29201
                               PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                TO BE HELD ON
                                APRIL 27, 1995


     Approximate date of first mailing to stockholders:  March 17, 1995

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of SCANA Corporation (herein sometimes called "SCANA" or the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held on April 27, 1995 and at any adjournment thereof with respect to the matters referred to in the accompanying notice.
     The Company's Annual Report to Stockholders for 1994 is being mailed along with this Proxy Statement to each stockholder of record as of March 10, 1995.

PROXY PROCEDURE

     The Annual Meeting of Stockholders is being called in order to consider and take action with respect to the matters set forth in the Notice of Annual Meeting of Stockholders on the preceding page, as more fully set forth below. Only holders of issued and outstanding common stock of the Company ("Common Stock") of record at the close of business on March 10, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof. At such record date, the Company had 48,399,598 outstanding shares of Common Stock, each entitling the holder thereof to one vote per share.
     Since many of our stockholders are unable to attend the Annual Meeting, the Company's Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. However, if a stockholder does not return a signed proxy card, his or her shares will not be voted by the Board-appointed Proxies. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by a properly signed and dated proxy card will be voted as recommended by the Board of Directors. The proxy card also confers discretionary authority on the Board-appointed Proxies to vote the shares represented by the proxy on any other matter that is properly presented for action at the Annual Meeting. A stockholder who returns a proxy card may revoke it at any time before it is voted by giving notice in writing to the Secretary of the Company, by granting a subsequent proxy or by giving notice in person at the Annual Meeting.
     If a stockholder participates in the Company's Dividend Reinvestment and Stock Purchase Plan (the "DRP Plan") or Stock Purchase Savings Plan (the "Savings Plan"), his proxy card represents both the number of shares registered in his name and the number of full shares credited to his DRP Plan or Savings Plan account. All such shares will be voted in accordance with the instructions on the proxy card.
4

                      ELECTION OF DIRECTORS - PROPOSAL 1
     The Company's Restated Articles of Incorporation (the "Articles") divide the Board of Directors into three classes (I, II and III), the members of a single class being elected each year for a three-year term. The terms of the six Class II Directors presently in office will expire at the 1995 Annual Meeting of Stockholders. The terms of Class III and Class I Directors will expire at the Annual Meeting of Stockholders in 1996 and 1997, respectively. Class III currently has a vacancy which at this time the Board of Directors does not intend to fill. The Board of Directors will have the power to fill the vacancy at any time between the Annual Meeting and the next Annual Meeting of Stockholders. Any person appointed to fill such vacancy would hold office only until the next Annual Meeting of Stockholders. All six of the Class II Directors presently in office were elected at the 1992 Annual Meeting of Stockholders. The terms of the Class II Directors elected at this meeting will expire at the Annual Meeting of Stockholders in 1998.
     The accompanying proxy, unless you specify otherwise thereon, will be voted for the election to the Board of Directors of the six nominees for Class II Directors. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy may be voted with discretionary authority in connection with the nomination and election of any substitute nominee; however, the number of directors elected shall be only six.

     Each holder of Common Stock of record at the close of business on March 10, 1995 is entitled to one vote per share so held for the election of each of the persons nominated. Directors are elected by a plurality of the votes cast by the holders of shares of the Company's Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to a maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.
     The information set forth hereafter as to the principal occupations and directorships of the nominees and continuing directors has been furnished to the Company by such persons. Each director of the Company is also a director of South Carolina Electric & Gas Company, the principal subsidiary of the Company.

                       NOMINEES FOR CLASS II DIRECTORS
                TERMS EXPIRING AT THE ANNUAL MEETING IN 1995



William B. Bookhart, Jr.
     Mr. Bookhart is a partner in Bookhart Farms, which operates a general farming business in Elloree, South Carolina, and has held that position for more than five years. Mr. Bookhart, age 53, has been a director of the Company since 1979. He is a member of the Audit Committee, the Nuclear Oversight Committee and the Long-Term Compensation Committee.


James B. Edwards, D.M.D.
     Dr. Edwards is President and Professor of Maxillofacial Surgery of the Medical University of South Carolina in Charleston and has held these positions for more than five years. He was the U. S. Secretary of Energy from January 1981 to November 1982 and served as Governor of South Carolina from 1975 to 1979. Dr. Edwards, age 67, has been a director of the Company since 1986 and also serves as a director for Phillips Petroleum Company, Brendle's, Inc., Chemical Waste Management, Inc., IMO Industries, Inc., Wachovia Bank of South Carolina, National Data Corporation and Encyclopedia Britannica. He is Chairman of the Nuclear Oversight Committee, and a member of the Executive and the Long-Term Compensation Committees.

Elaine T. Freeman
     Mrs. Freeman is the Executive Director of ETV Endowment of South Carolina, Inc., a non-profit organization in Spartanburg, South Carolina, and has held this position for more than five years. Mrs. Freeman, age 59, has been a director of the Company since 1992 and also serves as a director of National Bank of South Carolina. She is Chairman of the Audit Committee, and a member of the Nuclear Oversight Committee and the Long-Term Compensation Committee.


W. Hayne Hipp
     Mr. Hipp is the President and Chief Executive Officer of The Liberty Corporation, an insurance and broadcasting holding company headquartered in Greenville, South Carolina, and has held these positions for more than five years. Mr. Hipp, age 55, has been a director of the Company since 1983 and also serves as a director of The Liberty Corporation and Wachovia Corporation. He is a member of the Executive Committee, the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee.

F. Creighton McMaster
     Mr. McMaster is the President and Manager of Winnsboro Petroleum Company, a wholesale distributor of petroleum products located in Winnsboro, South Carolina, and has held these positions for more than five years.
Mr. McMaster, age 65, has been a director of the Company since 1974 and also serves as a director of First Union National Bank of South Carolina. He is a member of the Executive Committee, the Nuclear Oversight Committee and the Long-Term Compensation Committee.


John B. Rhodes
     Mr. Rhodes is the Chairman and Chief Executive Officer of Rhodes Oil Company, Inc., a distributor of petroleum products in Walterboro, South Carolina, and has held these positions for more than five years. Mr. Rhodes, age 64, has been a director of the Company since 1967. He is a member of the Audit Committee, the Nuclear Oversight Committee and the Long-Term Compensation Committee.

                           CLASS III CONTINUING DIRECTORS
                    TERMS TO EXPIRE AT THE ANNUAL MEETING IN 1996


Bill L. Amick
     Mr. Amick is Chairman of the Board and Chief Executive Officer of Amick Farms, Inc., a vertically integrated broiler operation in Batesburg, South Carolina, and has held these positions for more than five years. Mr. Amick, age 51, has been a director of the Company since 1990 and also serves as Chairman and Chief Executive Officer of Amick Processing, Inc. and Amick Broilers, Inc. He is a member of the Executive Committee, the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee.


William T. Cassels, Jr.
     Mr. Cassels is Chairman of the Board of Southeastern Freight Lines, Inc., a trucking business in Columbia, South Carolina, and has held that position for more than five years. Mr. Cassels, age 65, has been a director of the Company since 1990 and also serves as a director of Wachovia Bank of South Carolina and South Carolina National Corporation. He is also an advisory board member of Liberty Mutual Insurance Group. He is a member of the Audit Committee, the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee.

Hugh M. Chapman
     Mr. Chapman is Chairman of NationsBank South of Atlanta, Georgia, a division of NationsBank Corporation of Charlotte, North Carolina, and has held this position since January 1, 1992. Mr. Chapman, age 62, has been a director of the Company since 1988. From September 1, 1990 to December 31, 1991,
Mr. Chapman served as Vice Chairman and a director of C&S/Sovran Corporation of Atlanta, Georgia. Prior to September 1, 1990, he served as President and a director of Citizens and Southern Corporation of Atlanta, Georgia and Chairman of the Board of Citizens and Southern South Carolina Corporation in Columbia, South Carolina. He is Chairman of the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee, and a member of the Executive Committee.


Lawrence M. Gressette, Jr.
     Mr. Gressette is Chairman of the Board, Chief Executive Officer and President of the Company as well as Chairman of the Board and Chief Executive Officer of all Company subsidiaries. He has held these positions since February 1, 1990. Mr. Gressette, age 63, has been a director of the Company since 1987. From September 1, 1985 to January 31, 1990, he served as President of the Company. From May 1, 1987 to January 31, 1990, he served as Vice Chairman of the Company's principal subsidiary, South Carolina Electric & Gas Company. In addition, he serves as a director of The Liberty Corporation and Wachovia Corporation. He is Chairman of the Executive Committee and an ex-officio member of all other Board Committees except the Audit and the Long-Term Compensation Committees.
11

                           CLASS I CONTINUING DIRECTORS
                   TERMS TO EXPIRE AT THE ANNUAL MEETING IN 1997


Benjamin A. Hagood
     Mr. Hagood is Chairman of the Board of William M. Bird and Company, Inc., a wholesale distributor of floor covering materials located in Charleston, South Carolina, and has held this position since January 1, 1993. For more than three years prior to January 1, 1993, he served as President and a director of William M. Bird and Company, Inc. Mr. Hagood, age 67, has been a director of the Company since 1974. He is a member of the Audit Committee, the Nuclear Oversight Committee and the Long-Term Compensation Committee.

Bruce D. Kenyon
     Mr. Kenyon is President and Chief Operating Officer of South Carolina Electric & Gas Company, the principal subsidiary of the Company. He has held these positions since November 12, 1990. Mr. Kenyon, age 52, has been a director of the Company since 1991. From April 4, 1988 to November 9, 1990, he served as Senior Vice President of Division Operations for Pennsylvania Power and Light Company of Allentown, Pennsylvania.

Henry Ponder, Ph.D.
     Dr. Ponder is President of Fisk University in Nashville, Tennessee and has held this position for more than five years. Dr. Ponder, age 66, has been a director of the Company since 1983 and also serves as a director of Third National Bank in Nashville, Tennessee. He is a member of the Audit Committee, the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee.


William B. Timmerman
     Mr. Timmerman is Executive Vice President, Chief Financial Officer and Controller of the Company and has held these positions since May 1, 1994.
Mr. Timmerman, age 48, has been a director of the Company since 1991 and also serves as Chief Financial Officer of all subsidiaries. For more than five years prior to May 1, 1994, he was Senior Vice President of the Company as well as Chief Financial Officer and Controller.


E. Craig Wall, Jr.
     Mr. Wall is President and a director of Canal Industries, a forest products industry headquartered in Conway, South Carolina, and has held these positions for more than five years. Mr. Wall, age 57, has been a director of the Company since 1982 and also serves as a director of Sonoco Products Company, Ruddick Corporation and Blue Cross Blue Shield of South Carolina. He is a member of the Executive Committee, the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The table set forth below indicates the shares of the Company's Common Stock beneficially owned as of March 10, 1995 by each director and nominee, each of the executive officers named in the Summary Compensation Table on page 10, and the directors and executive officers of the Company as a group.


                   SECURITY OWNERSHIP OF MANAGEMENT

Name of Beneficial Amount and Nature   Name of Beneficial Amount and Nature
     Owner           of Ownership   1        Owner          of Ownership   1

B. L. Amick               1,243        W. Hayne Hipp            1,400
W. B. Bookhart, Jr.       7,362        B. D. Kenyon             6,629
W. T. Cassels, Jr.        1,000        F. C. McMaster          10,288
H. M. Chapman             3,000        C. B. Novinger           1,523
Max Earwood              31,538        Henry Ponder             5,498
J. B. Edwards             2,274        J. B. Rhodes             3,661
E. T. Freeman             2,090        W. B. Timmerman         15,131
L. M. Gressette, Jr.     18,168        E. C. Wall, Jr.          7,000
B. A. Hagood              1,162

All directors and executive officers as a group (19 persons) TOTAL 125,721
TOTAL PERCENT OF CLASS                                                 0.3%

     The information set forth above as to the security ownership has been furnished to the Company by such persons.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   Name                                    Amount
 and Address                            and Nature of
of Beneficial                            Beneficial             Percent of
   Owner                                  Ownership               Class

First Union National Bank of
  South Carolina ("First Union")2
Post Office Box 1329
Greenville, South Carolina 29602          3,946,442               8.2%

Franklin Resources, Inc.
777 Mariners Island Boulevard
San Mateo, California  94404              2,622,280               5.5%

     The share ownership indicated above for Franklin Resources, Inc. is based on a Form 13G, dated February 8, 1995, filed with the Securities and Exchange Commission, a copy of which was sent to the Company. Except as set forth above, to the Company's knowledge as of March 10, 1995 no person owned beneficially 5% or more of the Company's Common Stock.

______________

1 Includes shares owned by close relatives, the beneficial ownership of which is disclaimed by the director or nominee, as follows:
   Mr. Amick - 240; Mr. Bookhart - 2,062;   Mr. Gressette - 530;
   Mr. Hagood - 163; Mr. McMaster - 6,365; and Mrs. Novinger - 1.

   Includes shares purchased through December 31, 1994, but not thereafter, by the Trustee under the Savings Plan.

2 Shares shown are shares owned by First Union as Trustee under the Savings Plan. Although participants in the Savings Plan have the right to vote all such shares, First Union as Trustee has the right to vote any of the shares as to which participants do not provide voting directions.

               INFORMATION REGARDING THE BOARD OF DIRECTORS
Meetings of the Board of Directors and Standing Committees
     During 1994, the Board of Directors of the Company held six meetings. In addition, directors attended meetings of standing committees of which they were members. Each director attended at least 75% of the aggregate of meetings of the Board of Directors and meetings of the committees on which he or she served which were held during 1994, except Mr. Cassels.
     Executive Committee.  The Executive Committee held five meetings during 1994. This committee, except when limited by law, exercises all of the powers and duties of the Board of Directors in the management of the Company when the Board is not in session and which are not in conflict with specific powers conferred by the Board upon any other committee. The Executive Committee provides counsel to the Chief Executive Officer, reviews budgets and financial planning, recommends actions relating to dividends, and monitors advertising and philanthropic activities. The committee also recommends the slate of nominees to be presented for election at the Annual Meeting of Stockholders and recommends assignments of directors to serve on Board Committees. Any stockholder may recommend to the Executive Committee persons for nomination as director by writing to the Secretary of the Company stating the full name, address and qualifications of each such nominee.
     Management Development and Corporate Performance Committee
(the "Performance Committee").  The Performance Committee held three meetings during 1994. This committee (1) reviews the investment policies of the Company's Retirement Plan, selects its investment managers and monitors the performance of such investment managers; (2) recommends to the Board persons to serve as officers of the Company (and its subsidiaries); (3) recommends to the Board salary and compensation levels, including fringe
16
benefits, for officers and directors of the Company; (4) reviews Company compensation plans; (5) provides direction regarding the operation of the Company's Retirement Plan and other employee welfare benefit plans; (6) reviews management's resources and development and recommends to the Board succession plans for senior management; (7) reviews annually management's long-range strategic plans, goals and objectives prior to the submission of such plans to the Board; (8) reviews the Company's active operating performance; (9) reviews the Company's performance in regard to well-being of employees, including safety, health and equality of treatment; (10) reviews outside relationships, including those with governments, other businesses and the community; and (11) reviews the impact of regulations, litigation and any public policy controversies that may affect the Company.
     The Long-Term Compensation Subcommittee of the Performance
Committee.   The Long-Term Compensation Subcommittee of the Performance
Committee held one meeting in 1994. The Long-Term Compensation Subcommittee of the Performance Committee recommends to the Long-Term Compensation Committee awards to be made under the SCANA Performance Share Plan (the "Performance Share Plan"). This subcommittee is composed of non-employee members of the Performance Committee, each of whom is required to be a "disinterested person" within the context of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
     Long-Term Compensation Committee.  The Long-Term Compensation
Committee held one meeting during 1994. The Long-Term Compensation Committee administers the Performance Share Plan and is composed of non-employee members of the Board of Directors, each of whom is required to be a "disinterested person" within the context of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

     Audit Committee.  The Audit Committee held three meetings during
1994. The Audit Committee meets with the Company's internal auditors and independent public accountants to discuss and evaluate the scope and results of audits and the Company's accounting procedures and controls. It reviews the Company's Annual Report on Form 10-K prior to its filing with the Securities and Exchange Commission. The Audit Committee also discusses the scope of the annual audit of the Company's consolidated financial statements and other services performed or to be performed by the independent public accountants and reports its findings and recommendations from such meetings to the Board of Directors.
     Nuclear Oversight Committee. The Nuclear Oversight Committee held two meetings in 1994. This committee monitors the Company's nuclear operations and meets periodically with Company management to discuss and evaluate the Company's nuclear operations, including regulatory matters, operating results, training and other related topics. The Nuclear Oversight Committee also participates in an annual meeting to review overall past performance and future plans for nuclear operations, tours the plant and training facilities at least once a year and on a periodic basis reviews with the Institute of Nuclear Power Operations that organization's appraisal of the Company's nuclear operations.


Compensation of Directors
     Fees. During 1994, directors who were not employees of the Company were paid $16,000 annually for services rendered, plus $1,800 for each Board meeting attended and $850 for attendance at a committee meeting which is not held on the same day as a regular meeting of the Board. The fee for attendance at a telephone conference meeting is $200. The fee for attendance 18 at a conference is $850. In addition, directors are paid, as part of their compensation, travel, lodging and incidental expenses related to attendance at meetings and conferences. Directors who are employees of the Company or its subsidiaries receive no compensation for serving as directors or attending meetings.
     Deferral Plan.  The Company has a plan pursuant to which directors may defer all or a portion of their fees for services rendered and meeting attendance. Interest is earned on the deferred amounts at a rate set by the Performance Committee. During 1994 and currently, the rate is set at the announced prime rate of Wachovia Bank of South Carolina. Mr. Cassels and
Mr. Rhodes were the only directors participating in the plan during 1994.
Mr. Cassels became a participant in January 1994 and Mr. Rhodes in July 1987, and interest credited to their deferral accounts during 1994 was $1,009.92 and $12,741.17, respectively.
     Endowment Plan.  Each director participates in the Directors'
Endowment Plan, which provides for the Company to make a tax deductible, charitable contribution totaling $500,000 to institutions of higher education nominated by the director. A portion is contributed upon retirement of the director and the remainder upon the director's death. The plan is funded in part through insurance on the lives of the directors. Designated in-state institutions of higher education must be approved by the Chief Executive Officer of the Company; any out-of-state designation must be approved by the Performance Committee. The designated institutions are reviewed on an annual basis by the Chief Executive Officer to assure compliance with the intent of the program. The plan is intended to reinforce the Company's commitment to quality higher education and is intended to enhance the Company's ability to attract and retain qualified board members.
19

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     There currently exists one executive officer-director interlock where an executive officer of SCANA Corporation serves as a director of another company that has an executive officer serving on the SCANA Board of Directors' committees which deal with compensation matters. Mr. Gressette, Chairman of the Board, Chief Executive Officer and President of the Company began serving as a director of The Liberty Corporation in May 1994. Mr. Hipp is President and Chief Executive Officer of The Liberty Corporation and currently serves as a member of the Performance Committee and the Long-Term Compensation Committee which generally handle executive compensation matters. Mr. Gressette is an ex-officio, nonvoting member of the Performance Committee. The Performance Committee receives his input on compensation matters concerning executive compensation of other officers but the committee deliberates and makes its decisions without his participation. Since January 1, 1994, the Company has engaged in business transactions with entities with which Messrs. Hipp, Chapman (who is Chairman of the Performance Committee and a member of the Long-Term Compensation Committee) and McMaster (who is a member of the Long-Term Compensation Committee) are related. Information with respect to such transactions can be found in the paragraphs below.
     Mr. Hipp is the President, Chief Executive Officer and a director of The Liberty Corporation. In January 1994, the Company and its wholly owned subsidiary SCANA Development Corporation ("SDC") entered into an agreement, amended in March 1994, to sell certain of the assets of SDC to Liberty Properties Group, Inc., a subsidiary of The Liberty Corporation, for approximately $49 million. Closing of the transaction was completed in May

1994. The sale price by the Company was determined by reference to prices of comparable properties in the same market areas, as negotiated by senior executives of the parties at arms length. An independent certified public accounting firm was retained to review the valuation methodology.
     In addition, during 1994 certain of the insurance policies purchased by the Company and its subsidiaries on the lives of employees, officers and directors were written by Liberty Life Insurance Company, a subsidiary of The Liberty Corporation and it is expected that this relationship will continue in the future. The total amount paid during 1994 by the Company and its subsidiaries to Liberty Life Insurance Company was $360,785.42.
     Mr. Chapman is Chairman of NationsBank South, a division of NationsBank Corporation. Since January 1, 1994, the Company has engaged in various transactions in which affiliates of NationsBank Corporation acted as lender or provider of lines of credit or credit support to the Company and its subsidiaries. It is anticipated that such transactions will continue in the future. The total amount paid during 1994 by the Company and its subsidiaries to NationsBank Corporation affiliates on account of such transactions was $1,633,503.45.
     In addition, in January 1995, a NationsBank Corporation affiliate and the Company entered into a series of forward contracts relating to approximately sixty percent of a Company subsidiary's forecasted natural gas production for the years 1995 - 2001, at an average price of $1.88 per dekatherm.
     Mr. McMaster is the President and Manager of Winnsboro Petroleum Company. Purchases from Winnsboro Petroleum Company totaling $98,464.06 for fuel oil and gasoline were made during 1994 by the Company and its subsidiaries. It is anticipated that such purchases will continue in the future.

                           EXECUTIVE COMPENSATION
     The following table contains information with respect to compensation paid or accrued during the years 1994, 1993 and 1992 to the Chief Executive Officer of the Company and to each of the other four most highly compensated executive officers of the Company during 1994 who were serving as executive officers of the Company at the end of 1994.



                        SUMMARY COMPENSATION TABLE

Name and Principal    Year    Annual Compensation        Long-Term
Position                                                Compensation
                                          (1)       (2)
                             Salary    Bonus    Other    Payouts
                               ($)      ($)     Annual
                                                Compen-
                                                sation
                                                  ($)         (3)         (4)
                                                            LTIP     All Other
                                                           Payouts   Compensa-
                                                             ($)     tion ($)

L. M. Gressette, Jr.   1994  416,609 (5)     0    2,255     173,375    24,996
Chairman of the Board, 1993  383,557   186,615   61,699 (6) 266,007    23,013
President, Chief       1992  368,426         0   60,448      82,151    22,104
Executive Officer and
Director - SCANA
Corporation and Chairman
of the Board and Chief
Executive Officer --
all company subsidiaries

B. D. Kenyon           1994  313,581    96,768    2,649      81,619    18,815
Director - SCANA       1993  297,760    99,090    4,201     125,792    17,866
Corporation            1992  291,355         0    3,265      46,250    17,481
President and Chief
Operating Officer - South
Carolina Electric and Gas
Company

W. B. Timmerman        1994  235,099    19,725    1,323      70,751    14,106
Executive Vice         1993  220,752    95,738    2,828     109,768    13,245
President, Chief       1992  215,817         0    2,303      33,906    12,949
Financial Officer,
Controller and Director --
SCANA Corporation

Max Earwood            1994  234,897    65,750      794      56,747    13,822
President -- South     1993  214,686    95,738      689      87,334    13,135
Carolina Pipeline      1992  194,237    59,160   27,090      33,906    11,654
Corporation

Cathy B. Novinger      1994  162,597     9,978    1,786      38,249     6,504
Senior Vice President  1993  154,623    48,450    2,410      58,489     6,194
Administration,        1992  152,268         0      961      23,556     9,136
Governmental and Public
Affairs -- SCANA
Corporation

______________
(1) Payments under the annual Performance Incentive Plan described hereafter.

(2) Other annual compensation consists of (i) perquisites for those named individuals whose perquisites exceeded the lesser of 10% of their salary and bonus or $50,000 and (ii) payments to cover taxes on benefits. In 1992 the perquisites for Messrs. Gressette and Earwood included compensation related to the Whole Life

     Option described hereafter in the amounts of $50,018 and $20,720, respectively. In 1993 the perquisites for Mr. Gressette included compensation related to the Whole Life Option in the amount of $50,018.

(3) Payments under the long-term Performance Share Plan described hereafter.

(4) All other compensation consists solely of Company contributions to Defined Contribution Plans described hereafter based on the funding formula for all employees of the Company.

(5) Reflects actual salary paid in 1994. Base salary of $427,100, as referenced on page 32, became effective in May of 1994.

(6) Adjusted from 1994 Proxy Statement to include perquisites amounting to $4,324 not previously reflected.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 37 shall not be incorporated by reference into any such filings.

REPORT OF THE MANAGEMENT DEVELOPMENT AND CORPORATE PERFORMANCE COMMITTEE AND THE LONG-TERM COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


     SCANA Corporation's executive compensation program is designed to support the Company's overall objective of creating shareholder value. This is accomplished through the following:
         Hiring and retaining the calibre of executive talent needed to manage the Company today and to position it for the future.
         Having a pay-for-performance philosophy throughout the Company that links rewards to overall corporate results, as well as specific business unit results.
         Placing a substantial portion of pay for senior executives "at-risk", and closely aligning the interests of the executives with the long-term interests of the shareholders through the Performance Share Plan.
         Balancing the elements of the compensation program to appropriately reflect the Company's financial, customer-oriented and strategic goals.
     We believe the program plays a key role in keeping our executives focused on enhancing shareholder value.
     A description of the components of the Company's executive compensation program follows. Following that is a discussion of the compensation paid in 1994 to the Company's Chief Executive Officer.

Elements of the Program
     Total executive compensation consists of three key components: base salary, short-term incentive compensation ("Performance Incentive Plan"), and long-term incentive compensation ("Performance Share Plan").
     Compensation levels for these components are established based on a comparison to the median of the market. For this purpose, the "market" consists of a cross-section of other utilities of similar size in varying geographic locations, utilities in adjacent states and smaller telecommunications companies. Results are adjusted to take into account differences in company size.
     Over one-half of the "market" companies are included in the Performance Share Plan Peer Group ("PSP Peer Group") shown in the Performance Graph. The Company believes that the most direct competitors for executive talent are not necessarily all the companies included in the PSP Peer Group or in the S&P Utilities Index.
     Although each component in the total executive compensation package is compared to the market median, not all components are targeted to match that level of competitiveness. The competitive objective for each component of pay is discussed in the following paragraphs which describe in more detail each element of the Company's compensation program for executive officers and its relationship to the Company's corporate goals. In determining each component of compensation, all elements of the compensation package, including severance plans, insurance and other benefits, are considered.

Base Salaries
     Base salaries for officers are targeted at slightly below the market median of the market comparator group described above. They are reviewed annually by the Performance Committee. Adjustments may be made on the basis of a subjective assessment of relative levels of responsibility, prior experience, breadth of knowledge and market pay practices.
     A recent study by an independent consulting firm showed that, overall, the Company's officer base salaries are somewhat below the market median base salaries. Although increases from 1993 to 1994 brought salaries closer to market levels, they remain slightly below market for the officers as a group.
     Targeting base salaries slightly below the market emphasizes the Company's pay-for-performance philosophy, and is only one element of the total executive pay package. Maintaining competitive pay opportunities, on an overall pay basis, has been effective in establishing and maintaining a highly competent executive team at SCANA.
Annual Performance Incentive Plan
     The Company has annual Performance Incentive Plans for officers of SCANA and its subsidiaries. The plans promote the Company's pay-for-performance philosophy, as well as its goal of having a meaningful amount of executive pay "at-risk." Through these plans, financial incentives are provided in the form of annual cash bonuses that are paid only when corporate, business unit and individual goals are achieved.
     Short-term incentive awards are targeted below the median of the market. Executives eligible for these plans are assigned threshold, target and maximum bonus levels as a percentage of salary level. Bonuses earned are based on the level of the preestablished goals achieved. Award payouts may increase to a maximum of 1.5 times target, if Company performance exceeds the goals established. Award payouts may decrease, generally to a minimum of one-half the target-level awards, if Company performance is below targeted goals. Awards earned based on the achievement of preestablished goals may nonetheless be decreased to zero, if the Performance Committee in its discretion determines that actual results do not warrant the levels of payouts otherwise earned.
     The various plans in which officers of SCANA and its subsidiaries participate focus generally on short-term goals affecting profitability, efficiency, quality of service, customer satisfaction and progress toward the Company's strategic objectives for SCANA and its various business units. New performance categories for officers in the various plans are established annually. Specific performance measures, and their weights, also vary from year to year.
     For 1994, the specific measures in each plan, and their weightings, for the officers included in the Summary Compensation Table on page 23 are described below. The relationship of performance to payouts for the officers in each plan also is discussed.
         For officers of SCANA, 80% of the total award is based on corporate
           Earnings Per Share ("EPS") goals. The remaining 20% is tied to the achievement of individual performance goals and is awarded on a discretionary basis. Individual performance goals for corporate officers relate to the specific functional duties of each officer; these may vary from one year to the next, and are
28
           assigned no particular weighting. Specific EPS goals are established that correspond to threshold, target and maximum payouts for the EPS portion of awards. For 1994, SCANA's EPS results were below the threshold goal established. Based on this, no portion of awards for EPS performance were paid.
           However, individual performance for corporate officers was determined to be sufficient to result in maximum level payouts for that portion of the awards.
         Awards for officers of South Carolina Electric & Gas Company
           ("SCE&G") are based on three performance categories: corporate EPS, additional Strategic Business Unit ("SBU") strategic initiatives (i.e., activities that focus on improvements in existing operating procedures, quality of service and product, human resources matters, etc.) and numerous corporate and SBU financial and productivity goals. The corporate and SBU goals consist of numerically measurable targets related to reduction or containment of operating and maintenance costs, revenue growth, meeting or exceeding budgets and improvement of employee safety, energy production efficiency, customer satisfaction and service reliability.
           One-third of the total award is based on results in each performance category. Threshold, target and maximum performance levels are established for each category; payouts will vary based on the actual level of performance achieved. Results for all three performance categories (EPS, SBU strategic
29
           initiatives and corporate/SBU financial and productivity goals) were above target performance levels but below maximum levels.
         The plan for South Carolina Pipeline Corporation ("SCPC") officers measures SCPC revenues, and operation and maintenance cost reduction. Each of the measures is weighted equally.
           For 1994, SCPC achieved goals for both measures at the target level. Payouts thus were made at the predetermined target percentage of salaries for participants in that plan.
Long-Term Performance Share Plan
     The Company's Performance Share Plan for officers of SCANA and its subsidiaries measures the Company's Total Shareholder Return ("TSR") relative to a group of peer companies over a three-year period. The "PSP Peer Group" includes 95 electric and gas utilities, none of which have annual revenues of less than $100 million.
     TSR is stock price increase over the three-year period, plus cash dividends paid during the period, divided by stock price as of the beginning of the period. Comparing the Company's TSR to the TSR of a large group of other utilities reflects the Company's recognition that investors could have invested their funds in other utility companies and measures how well SCANA did when compared to others operating in similar interest, tax, economic and regulatory environments.
     Executives eligible to participate in the Performance Share Plan are assigned target award opportunities based primarily on their salary level. In determining award sizes, levels of responsibilities and competitive practices also are considered. Target awards are established at levels slightly below 30 the median of the market and represent a significant portion of executives "at-risk" compensation. To provide additional incentive for executives, and to ensure that executives are only rewarded when shareholders gain, actual payouts may exceed the median of the market when performance is outstanding. For lesser performance, awards will be at or below the market median.
     Payouts occur when the Company's TSR is in the top two-thirds of the PSP Peer Group, and vary based on SCANA's ranking against the peer group. Executives earn target payouts at the 50th percentile of three-year performance. Maximum payouts will be made at 1.5 times target when SCANA's TSR is at or above the 75th percentile of the peer group. No payouts will be earned if performance is in the bottom one-third of the peer group. Awards are denominated in shares of SCANA Common Stock and may be paid in either stock or a combination of stock and cash.
     For the three-year period from 1992 through 1994, SCANA's TSR was at the 61st percentile of the PSP Peer Group. This resulted in payouts in February 1995 at 122% of target shares awarded paid in a combination of stock and cash.

Conclusion
     The combination of base salary, the annual Performance Incentive Plans, and the long-term Performance Share Plan provides an opportunity to bring an officer's compensation in total to the median market level. These elements of compensation are balanced to provide increased motivation for executives to contribute to the Company's overall future success, thus enhancing the value of the Company for the shareholders' benefit.
Policy with Respect to the $1 Million Deduction Limit
     Enacted in 1993, Section 162(m) of the Internal Revenue Code generally limits to $1 million the corporate deduction for compensation paid to executive officers named in the Proxy Statement, unless certain requirements are met. These Committees have carefully considered the impact of this tax code provision on the current executive compensation program.
     At this time, SCANA's deduction for officer compensation is not limited by the provisions of Section 162(m). Nonetheless, the Committees intend to take such actions with respect to the executive compensation program as (and when) necessary to preserve the corporate tax deduction for executive compensation paid.
Compensation of the Chief Executive Officer in 1994
     In 1994, the compensation of the Company's Chief Executive Officer,
Mr. Gressette, consisted of the following:
         Base salary of $427,100 which was derived by reference to executive pay at other utilities, as described above. This amount approximates the median base salary for the market.
           Mr. Gressette's salary increase of $32,100 from 1993 to 1994 was
32
           based on external pay practices, as well as the Performance Committee's subjective assessment of his overall performance during the preceding year, the duties and responsibilities of his position, his tenure and general corporate financial
           results (as opposed to specific measures). Because this determination was subjective, no one individual or corporate factor was assigned a particular weighting by the Performance Committee.
         For the year 1994, Mr. Gressette's annual Performance Incentive
           Plan target award was 30% of the market median for his position.
           As discussed above, this award is based both on financial performance and individual performance. Although the financial goals were not met, the Committee determined, based on a subjective assessment of his performance, that Mr. Gressette would have been eligible to receive a payout due to his individual performance during the year. However, because of the Company's financial results, the Committee determined that no bonus would be paid.
         For 1994, Mr. Gressette's long-term Performance Share Plan target award was set at 40% of the market median for his position.
           This resulted in a target award of 3,430 performance shares. The 40% was determined by the Long-Term Compensation Committee based on Mr. Gressette's salary and level of responsibility and competitive practices. As discussed above, SCANA's TSR results relative to the PSP Peer Group for the 1992-1994 performance period were at the 61st percentile ranking, resulting in award payouts at 122% of
33
           target. Therefore, Mr. Gressette received a payout equal to 122% of the 2,720 performance shares granted to him in 1992 which equaled 3,318 shares. The award was paid in shares except to the extent of withholdings.
     The 1994 awards under the Performance Share Plan were made by the Long-Term Compensation Committee, composed of all non-employee directors (disinterested parties). Mr. Gressette did not participate in its decisions, nor did he participate in the Performance Committee's decisions concerning executive compensation.

The Management Development and            The Long-Term Compensation Committee
Corporate Performance Committee

H. M. Chapman, Chairman                   H. M. Chapman, Chairman
B. L. Amick                               B. L. Amick
W. T. Cassels, Jr.                        W. B. Bookhart, Jr.
W. H. Hipp                                W. T. Cassels, Jr.
Henry Ponder                              J. B. Edwards
E. C. Wall, Jr.                           E. T. Freeman
                                          B. A. Hagood
                                          W. H. Hipp
                                          F. C. McMaster
                                          Henry Ponder
                                          J. B. Rhodes
                                          E. C. Wall, Jr.

                                PERFORMANCE GRAPH


     The following line graph compares the cumulative total shareholder return of the Company assuming reinvestment of dividends with that of the PSP Peer Group, the S&P Utilities and the S&P 500. The PSP Peer Group was chosen for comparison since the Company's TSR is measured against this group to determine awards which are paid under the Performance Share Plan. This group consists of 95 utilities which are either electric, gas or a combination of both. The Peer Group was adjusted from last year to account for mergers and name changes. Cincinnati Gas & Electric merged with PSI Resources, Inc. to form Cinergy Corporation. Gulf States Utilities Company was acquired by Entergy. Illinois Power Company, Philadelphia Electric Company, Commonwealth Edison and Wisconsin Public Service became Illinova Corporation, PECO Energy Corporation, Unicom and WPS Resources Corporation, respectively. The index was prepared by Hewitt Associates, a compensation and benefits consulting company, and was approved by the Performance Committee. The index consists of the following companies:

Allegheny Power System            Midwest Resources
American Electric Power           Minnesota Power & Light
Atlantic Energy, Inc.             Montana Power Co.
Baltimore Gas & Electric          Nevada Power Co.
Bangor Hydro-Electric Co.         New England Electric System
Black Hills Corp.                 New York State Electric & Gas
Boston Edison Co.                 Niagara Mohawk Power
Carolina Power & Light            NIPSCO Industries, Inc.
Centerior Energy Corp.            Northeast Utilities
Central Louisiana Electric        Northern States Power
Central Hudson Gas & Electri      Northwestern Public Service Co.
Central Main Power Co.            Ohio Edison Co.
Central Vermont Pub. Service      Oklahoma Gas & Electric
Central & Southwest Corp.         Orange & Rockland Utilties
Cilcorp, Inc.                     Otter Tail Power Co.
Cinergy Corp.                     Pacific Gas & Electric
CIPSCO, Inc.                      Pacificorp
Citizens Utilities                PECO Energy Corp.
CMS Energy Corp.                  Pennsylvania Power & Light
Commonwealth Energy System        Pinnacle West Capital
Consolidated Edison of NY         Portland General Corp.
Delmarva Power & Light            Potomac Electric Power
Detroit Edison Co.              Public Service Co. of New Mexico
Dominion Resources                Public Service Co. of Colorado
DPL, Inc.                         Public Service Enterprise Group
DQE, Inc.                         Puget Sound Power & Light
Duke Power Co.                    Rochester Gas & Electric
Eastern Utilities Associates      San Diego Gas & Electric
El Paso Electric Co.              SCEcorp, Inc.
Empire District Electric Co.      Sierra Pacific Res.
Entergy Corp.                     Southern Co.
Florida Progress Corp.            Southern Indiana Gas & Electric
FPL Group, Inc.                   Southwestern Public Service Co.
General Public Utilities          TECO Energy, Inc.
Green Mountain Power Corp.        Texas Utilities Co.
Hawaiian Electric Inds.           TNP Enterprises, Inc.
Houston Industries, Inc.          Tucson Electric Power Co.
Idaho Power Co.                   Unicom
IES Industries, Inc.              Union Electric Co.
Illinova Corp.                    United Illuminating Co.
Interstate Power Co.              Unitil Corp.
Iowa-Illinois Gas & Electric      Utilicorp United, Inc.
Ipalco Enterprises, Inc.          Washington Water Power
Kansas City Power & Light         Western Resources, Inc.
KU Energy Corp.                   Wisconsin Energy Corp.
LG&E Energy Corp.                 WPL Holding, Inc.
Long Island Lighting              WPS Resources Corp.
Madison Gas & Electric Co.

                           SCANA Corporation
            Comparison of Five Year Cumulative Total Return*
    SCANA Corporation, Performance Share Plan Peer Group, S&P Utilities
                             and S&P 500

                 1/1/90    1/1/91    1/1/92    1/1/93    1/1/94    1/1/95
                   ($)       ($)       ($)       ($)       ($)       ($)
SCANA Corp.        100       105       143       140       181       164
Peer Group         100       101       131       140       158       137
S&P Utilities      100        97       112       121       138       127
S&P 500            100        97       126       136       150       152


Assumes $100 invested on January 1, 1990, in SCANA Corporation common stock, PSP Peer Group and S&P Indexes.
* Total return assumes reinvestment of dividends.

                              DESCRIPTION OF PLANS
Performance Incentive Plans
     Descriptions of the Company's annual Performance Incentive Plans and long-term Performance Share Plan for officers are in the Report of the Performance Committee and the Long-Term Compensation Committee above.
     The following table shows the target awards made in 1994 for potential payment in 1997 under the long-term Performance Share Plan, and estimated future payouts under that plan at threshold, target and maximum levels.

                   LONG-TERM INCENTIVE PLANS - AWARDS
                          IN LAST FISCAL YEAR
                TARGET AWARDS FOR 1994 TO BE PAID IN 1997

                     Number of    Performance   Estimated Future Payouts Under

                      Shares,      or Other       Non-Stock Price-Based Plans

                     Units or     Period Until

                       Other       Maturation

    Name             Rights (#)    or Payout

                                                Threshold    Target
Maximum
                                                 ($ or #)   ($ or #)  ($ or #)

L. M. Gressette, Jr.   3,430       1994-1996      1,372      3,430     5,145

B. D. Kenyon           1,520       1994-1996        608      1,520     2,280

W. B. Timmerman        1,320       1994-1996        528      1,320     1,980

Max Earwood            1,320       1994-1996        528      1,320     1,980

C. B. Novinger           670       1994-1996        268        670     1,005



     Payouts occur when the Company's TSR is in the top two-thirds of the
PSP Peer Group, and vary based on SCANA's ranking against the peer group. Executives earn target payouts at the 50th percentile of three-year performance. Maximum payouts will be made at 1.5 times target when SCANA's TSR is at or above the 75th percentile of the peer group. No payouts will be earned if performance is in the bottom one-third of the peer group. Awards are denominated in shares of SCANA Common Stock and may be paid in either stock or cash or a combination of the two.
38

Defined Contribution Plans
     Under the Savings Plan, most of the Company's employees and employees of certain of its subsidiaries may contribute up to 15% of their eligible earnings. The Company matches each employee's contribution on a dollar-for-dollar basis up to a maximum of 6% of the participant's eligible earnings as limited by the Internal Revenue Code ("IRC"). Both Company and employee contributions are invested in the Company's Common Stock.
     In addition to the Savings Plan, the Company has a Supplementary Voluntary Deferral Plan (the "Supplementary Plan") for certain highly compensated employees. The Supplementary Plan is designed to provide employees whose participation in the Savings Plan is limited by the IRC with the ability to contribute and receive matching contributions in the same percentage as employees generally. However, unlike the Savings Plan where actual shares of Common Stock are acquired, under the Supplementary Plan the deferred amounts and matches are only accounted for as though shares of Common Stock had been purchased.
Defined Benefit Plans
     In addition to the qualified Retirement Plan for all employees, the Company has Supplemental Executive Retirement Plans ("SERP") for certain eligible employees, including officers. A SERP is an unfunded plan which provides for benefit payments in addition to those payable under a qualified retirement plan. It maintains uniform application of the Retirement Plan benefit formula and would provide, among other benefits, payment of Retirement Plan formula pension benefits, if any, which exceed those payable under the IRC maximum benefit limitations.

     The following table illustrates the estimated maximum annual benefits payable upon retirement at normal retirement date under the Retirement Plan and the SERPs. Benefits are computed based on a straight-life annuity with an unreduced 60% surviving spouse benefit. The amounts in this table assume continuation of the primary Social Security benefits in effect at January 1, 1995 and are not subject to any deduction for Social Security or other offset amounts.

                          Pension Plan Table


      Final                          Service Years
   Average Pay     15         20         25         30         35

    $125,000     35,130     46,840     58,550     70,260     72,595
     150,000     42,630     56,840     71,050     85,260     88,220
     175,000     50,130     66,840     83,550    100,260    103,845
     200,000     57,630     76,840     96,050    115,260    119,470
     225,000     65,130     86,840    108,550    130,260    135,095
     250,000     72,630     96,840    121,050    145,260    150,720
     300,000     87,630    116,840    146,050    175,260    181,970
     350,000    102,630    136,840    171,050    205,260    213,220
     400,000    117,630    156,840    196,050    235,260    244,470
     450,000    132,630    176,840    221,050    265,260    275,720
     500,000    147,630    196,840    246,050    295,260    306,970
     550,000    162,473    216,631    270,788    324,946    337,854

     The compensation shown in the column labeled "Salary" of the Summary Compensation Table for the individuals named therein is covered by the Retirement Plan and/or a SERP. Messrs. Gressette, Kenyon, Timmerman and Earwood and Mrs. Novinger now have credited service under the Retirement Plan (or its equivalent under the SERP) of 32, 21, 16, 37 and 24 years, respectively.

     The Company also has a Key Employee Retention Program (the "Key Employee Retention Program") covering officers and certain other executive employees that provides supplemental retirement and/or death benefits for participants. Under the program, each participant may elect to receive either a monthly retirement benefit for 180 months upon retirement at or after age 65 equal to 25% of the average monthly salary of the participant over his final 36 months of employment prior to age 65, or an optional death benefit payable to a participant's designated beneficiary monthly for 180 months, in an amount equal to 35% of the average monthly salary of the participant over his final 36 months of employment prior to age 65. In the event of the participant's death prior to age 65, the Company will pay to the participant's designated beneficiary for 180 months, a monthly benefit equal to 50% of such participant's base monthly salary in effect at death.
All of the executive officers named in the Summary Compensation Table above are participating in the program. Estimated annual retirement benefits payable at age 65 based on projected eligible compensation (assuming increases of 4% per year) to the five executive officers named in the Summary Compensation Table are as follows: Mr. Gressette - $111,102; Mr. Kenyon - $127,564; Mr. Timmerman - $108,112; Mr. Earwood - $61,236; and Mrs. Novinger - $83,690.
Life Insurance Plans
     The Company offers its officers and certain other highly-compensated employees an option to choose whole life insurance (the "Whole Life Option") in lieu of the term life insurance provided employees generally. Under this plan, the employee becomes the owner of a policy with a death benefit of between $200,000 and $550,000 depending upon the salary grade of the employee.

Termination, Severance and Change of Control Arrangements
     The Company has a Key Executive Severance Benefit Plan (the "Severance Plan") intended to assure the objective judgment of, and to retain the loyalties of, key executives when the Company is faced with a potential change in control or a change in control by providing a continuation of salary and benefits after a participant's employment is terminated by the Company during a potential change in control, after a change in control without just cause, disability, retirement or death or by the participant for good reason after a change in control. All of the executive officers named in the Summary Compensation Table except Mr. Gressette have been designated as participants in the Severance Plan.
     When a potential change in control occurs, a participant is obligated to remain with the Company for six months unless his employment is terminated for disability or normal retirement or until a change in control occurs. Upon a change in control resulting in an officer's termination, the Severance Plan provides for guaranteed severance payments equal to three times the annual compensation of the officer plus payments under certain of the Company's incentive and retirement plans. The officer also would receive an additional amount (a "gross-up" payment) for any IRC Section 4999 excess tax or any such other similar tax applicable to the severance payments. In addition, for 36 months after termination, the officer would receive coverage for medical benefits and life insurance so as to provide the same level of benefits previously enjoyed under group plans or individual policy contracts or otherwise as determined by the Executive Committee of the Board of Directors.

Such benefits however would be reduced to the extent that the participant receives similar benefits during the period from another employer.
     In addition to the Severance Plan, in the event of a merger, consolidation or acquisition in which the Company is not the surviving corporation, target awards under the Performance Share Plan will become immediately payable based on the Company's shareholder return performance as of the end of the most recently completed calendar year for each performance period as to which the grant of target shares has occurred at least six months previously.



         APPROVAL OF RECOMMENDATION WITH RESPECT TO APPOINTMENT
              OF INDEPENDENT PUBLIC ACCOUNTANTS - PROPOSAL 2

     Action is to be taken at the Annual Meeting with respect to the recommendation of the Company's Board of Directors that Deloitte & Touche LLP be appointed as independent public accountants to audit the books of the Company for the year ending December 31, 1995. Deloitte & Touche LLP has been regularly employed by the Company for many years to examine its books and accounts and for other purposes, for which services their customary fees have been paid.
     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.

     The accompanying proxy, unless you specify otherwise thereon, will be voted for the appointment of Deloitte & Touche LLP as independent public accountants. The appointment of the accountants will be approved if a majority of the shares represented vote in favor of the appointment. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) will have the same impact as a negative vote.

                           OTHER INFORMATION

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial and periodic reports of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

SUBMISSION DATE FOR STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     In order to be presented at the Company's 1996 Annual Meeting of Stockholders, a stockholder proposal must be received at the principal office of the Company, 1426 Main Street, Columbia, South Carolina 29201, by
November 18, 1995.

GENERAL
     As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will come before the meeting. In the event that any other matter legally comes before the meeting, the persons named in the accompanying form of Proxy intend to vote all proxies in accordance with their judgment on such matter.
     Shares represented at the Annual Meeting by properly executed and dated Proxies in the accompanying form will be voted and, where the stockholder specifies by means of the ballot set forth in the form of Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.
     The cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies from the larger stockholders, which solicitation may be made by telephone, telegram or personal interview. In addition, upon the request of brokers, dealers, banks and voting trustees and their nominees, who are holders of record of shares of the Company's Common Stock on the record date referred to above, the Company will pay their reasonable expenses for completing the mailing of copies of this Notice of Meeting and Proxy Statement and of the enclosed form of Proxy to the beneficial owners of such 45 shares of Common Stock. The Company has retained Georgeson & Company, Wall Street Plaza, New York, New York 10005, to assist in the solicitation of proxies from brokers, dealers, banks and voting trustees and their nominees, at a fee of $9,500 plus reasonable out-of-pocket expenses.

                                     SCANA CORPORATION
                                     s/Kevin B. Marsh
                                     KEVIN B. MARSH, Secretary
                                     MARCH 17, 1995

                PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW.

                                FORM OF PROXY
                              SCANA CORPORATION

         Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints L. M. Gressette, Jr. and Bruce D. Kenyon, or either of them, as proxies with full power of substitution, to vote all shares of Common Stock standing in the undersigned's name on the books of the Company, at the Annual Meeting of Stockholders on April 27, 1995 and at any adjournment thereof, as instructed on the reverse hereof and upon all motions and resolutions which may properly be presented for consideration at said meeting.

1. To elect the nominees listed on the reverse as directors for the terms specified (Proxy Statement page 5).

2. To approve the appointment of Deloitte & Touche LLP as independent accountants for the Company (Proxy Statement page 43).

                             PLEASE MARK VOTES /X/

                     Voting Instructions for Proposal 1

To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold" box. To withhold voting for a particular nominee, mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided; your shares will be voted for the remaining nominees.

                     The Directors recommend a vote
                   "For" the Election as Directors of
                    All Nominees and "For" Proposal 2

                                                                  For All
                                       For         Withhold       Except *
                                       ___            ___           ___
1. Election of All Class II Nominees  |___|          |___|         |___|
   Listed Below - Term Expires 1998

             William B. Bookhart, Jr., James B. Edwards, Elaine T. Freeman,
             W. Hayne Hipp, F. Creighton McMaster and John B. Rhodes
* Exceptions:

                                      For         Against       Abstain
                                      ___           ___           ___
2. Approval of Appointment of        |___|         |___|         |___|
   Independent Accountants



Please sign, date and mail this card promptly in the postage prepaid return envelope provided. If stock is held in the name of joint holders, each should sign. If signing as a trustee, executor, etc., please so indicate.


                               Dated ___________________, 1995


                               Sign here   X__________________________
                               exactly as name(s) appears on this card


                                           X__________________________



If no specification is made, the shares represented by this Proxy will be voted "For" the Election as Directors of All Nominees and "For" Proposal 2 above.

48